EXHIBIT 10.3


                      SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of this 24th day of February, 2000 by and between DB&D PARTNERSHIP, a Washington general partnership ("Landlord"), and GARGOYLES, INC., a Washington corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to that certain Industrial Real Estate Lease dated December 16, 1993, as amended by that certain Lease Amendment dated March 17, 1995, for the premises located at 5866 S. 194th Street, Kent, Washington 98032, containing approximately 25,841 square feet. The Industrial Real Estate Lease as amended by the Lease Amendment shall be referred to herein as the "Lease".

     B. Subject to the terms and conditions set forth in this Amendment, Landlord and Tenant desire to further amend the Lease to extend the term thereof.

     C. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties set forth herein, the parties hereby agree as follows:

     1.   TERM.  Section 1.05 of the Lease shall be amended as follows:

          (a) EXTENSION OF TIME. The Lease Term shall be extended to March 31, 2002 (the "Expiration Date").

          (b) TENANT'S OPTION FOR EARLY TERMINATION OF LEASE TERM. Tenant shall have the option to terminate this Lease any time after August 1, 2001 by giving Landlord at least four months' advance written notice of Tenant's desire to exercise this early termination option. In consideration for the early termination of this Lease, on the termination date Tenant shall pay Landlord a termination fee equal to thirty percent (30%) of the Base Rent otherwise due until the Expiration Date. For example: If Tenant desires to terminate the Lease as of August 1, 2001, then Tenant shall give notice on or before April 1, 2001 of its exercise of this early termination clause and on July 31, 2001 shall pay Landlord a termination fee of $54,737 ($22,807 X 8 months X 30%).

     2. RENT. Section 1.12 of the Lease shall be amended to provide that Base Rent during the extended term of the Lease shall be as follows:

          April 1, 2000 through March 31, 2001    $21,903 per month; and
          April 1, 2001 through March 31, 2002    $22,807 per month.

     3. WHOLE AGREEMENT; NO OTHER AMENDMENTS. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein, and the Lease shall remain in full force and effect except as amended by this Amendment.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement as of the date first above written.

LANDLORD:                          TENANT:

DB&D PARTNERSHIP                   GARGOYLES, INC.


By:  /s/ Dennis Burns              By:  /s/ Leo Rosenberger
     ------------------------           ---------------------------
Name Dennis Burns                       Leo Rosenberger, CEO and CFO
Its  Partner